Morgan Stanley Insured California Municipal Securities
                     Item 77(o) 10f-3 Transactions
                   April 1, 2002- September 30, 2002


Security Date of   Price    Shares   % of  Total          Purcha  Broker
         Purchas   Of       Purchas  Asset Issued         sed
         e         Shares   ed       s                    By
                                                          Fund

San      08/22/0   Various  1,000,0  1.64% $274,995,346   0.36%   Banc of
Diego    2                  00                                    America,
Unified                                                           Salomon
School                                                            Smith
Dist,                                                             Barney,
CA, Ser                                                           Stone &
2002 D                                                            Youngber
(FGIC)                                                            g, A.G.
                                                                  Edwards,
                                                                  Merrill
                                                                  Lynch,
                                                                  Ramirez,
                                                                  The
                                                                  Chapman
                                                                  Company